EXHIBIT 5.1

                         STUBBS ALDERTON & MARKILES, LLP
                       15821 Ventura Boulevard, Suite 525
                            Encino, California 91436

January 24, 2005

Sealife Corporation
5601 West Slauson
Culver City, California 90293


         Re:      Sealife Corporation
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") to which this letter is attached as Exhibit
5.1 filed by Sealife Corporation, a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "ACT"), (i) the sale by the Company of up to 5,000,000 shares of Company Common Stock (the "COMPANY SHARES"), (ii) the offer and resale of 986,400 shares of Company Common Stock by those persons who are referred to in the Registration Statement as "Selling Shareholders" (the "OUTSTANDING SHARES"), and (iii) the offer and resale of up to 613,500 shares of Company Common Stock by one of the Selling Shareholders (the "CONSULTANT ISSUABLE SHARES") issuable to such Selling Shareholder upon provision of consulting services as set forth in an agreement between the Company and such Selling Shareholder (the "CONSULTING AGREEMENT").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies, and the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents and certificates we have reviewed.

         Based on the foregoing, we are of the opinion that:

         1. With respect to the Company Shares, (a) when the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the Company Shares are offered and sold; (b) when an appropriate prospectus supplement with respect to the Company Shares has been prepared, delivered and filed in compliance with the Securities Act of 1934 and applicable rules and regulations thereunder; (c) when the Board of Directors of the Company (the "BOARD") has taken all necessary corporate action to approve the issuance of the Company Shares pursuant to the Registration Statement and an appropriate prospectus supplement; (d) when certificates representing the Company Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board; and (e) upon receipt by the Company of the consideration therefor, then the Company Shares will be validly issued, fully paid and nonassessable.

         2. With respect to shares of the Company's Common Stock being offered by the Selling Shareholders, (a) the Outstanding Shares have been duly authorized, and are validly issued, fully paid and non-assessable; and (b) (i) when the Board has taken all necessary corporate action to approve the issuance of the Consultant Issuable Shares, (ii) when such Consultant Issuable Shares have been issued, paid for (or earned) and delivered as authorized pursuant to the Consulting Agreement, and (iii) upon receipt by the Company of the consideration specified in the Consulting Agreement, then the Consultant Issuable Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

                                             Very truly yours,

                                             /S/ STUBBS ALDERTON & MARKILES, LLP
                                             -----------------------------------
                                             STUBBS ALDERTON & MARKILES, LLP


                                       2